Exhibit 99.1

BioCardia Announces Commercial Availability of Morph® DNA™ Steerable Introducer Product Family

Sunnyvale, Calif. – December 17, 2024 - BioCardia, Inc. [Nasdaq: BCDA], a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, announced today the commercial availability of its Morph DNA steerable introducer product family, currently utilized in the Company’s ongoing cell-therapy clinical trials.

“Our team is exploring an initial sales pipeline organically, without expending the operating costs associated with engaging a direct sales force or third-party medical device commercial partners.” said BioCardia CEO, Peter Altman, PhD. “We look forward to demonstrating the value of the Morph DNA product family to physicians for procedures throughout the vascular system.”

Dr. Altman added, “BioCardia remains focused on our CardiAMP Heart Failure I and II clinical trials, studying our investigational FDA designated breakthrough cell therapy product candidate to treat ischemic heart failure. We anticipate final results in the CardiAMP Heart Failure I Trial and five actively enrolling world class centers in the CardiAMP Heart Failure II Trial by the end of the first quarter of 2025.”

About Morph DNA Steerable Introducers

Developed initially to provide enhanced control for biotherapeutic delivery procedures within the heart, the Morph DNA steerable introducer family has bidirectional steering, a proprietary layup for torque response, ergonomic actuation, an adjustable brake for fine control, and a swiveling side port in its hemostasis valve to solve tangling issues and enhance procedures.

Morph DNA designs contain tensioning elements in the catheter that rotate around the catheter shaft, allowing consistent catheter performance in any direction. The DNA name reflects this design, as these tensioning elements resemble the double helix in a strand of DNA. This design is intended to enable smooth navigation and prevent “whip,” when the build-up of mechanical forces in the device causes a catheter to suddenly jump from one orientation to another.

A product brochure detailing available model numbers and sizes is available on the Company’s website at brochure link.

About BioCardia

BioCardia, Inc., headquartered in Sunnyvale, California, is a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP® autologous and CardiALLO™ allogeneic cell therapies are the Company’s biotherapeutic platforms with three clinical stage product candidates in development. These therapies are enabled by its Helix™ biotherapeutic delivery and Morph® vascular navigation product platforms.

Forward Looking Statements:

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to the Company’s investigational product candidates, the advantages of the Morph DNA design and expectations for data availability and enrollment in the Company’s clinical trials. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release as a result of one or more risk factors. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 27, 2024, under the caption titled “Risk Factors” and in its subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Miranda Peto, Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120